UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: November 12, 2008

SOLAR ENERGY LIMITED

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

001-14791 (Commission File Number)	76-0418364 (IRS Employer Identification Number)

Michael James Gobuty, Chief Executive Officer

73200 El Paseo, Ste #2H, Palm Desert, CA 92260

(Address of principal executive offices)

(760) 773-1111
(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   •     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   •     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01      REGULATION FD DISCLOSURE

The information contained herein includes a press release attached as Exhibit 99 which is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. However, this information may be incorporated by reference in another filing under the Securities and Exchange Act of 1934 or the Securities Act of 1933 only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference herein.

ITEM 8.01      OTHER EVENTS

On November 12, 2008, Solar Energy Limited (the “Corporation”) sold 45,000,000 shares of the common stock of Planktos Corp. (“Planktos”) to Maidon Services Limited (“Maidon”) pursuant to the terms and conditions of a Purchase Agreement dated August 28, 2008 for cash consideration of $200,000 of which $125,000 was delivered on the closing date. The remainder of the purchase price is due within fourteen months and can be converted at the Company’s option into shares of Planktos at $0.25 per share.

ITEM 9.01     Financial Statements and Exhibits

(c)      The following exhibits are filed herewith:

Exhibit No.     Description

10     Purchase Agreement between the Corporation and Maidon.

99     Press release announcing the acquisition of Planktos by the Maidon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Solar Energy Limited

By: /s/ Michael James Gobuty                         December 12, 2008
Name: Michael James Gobuty

Title: Chief Executive Officer